Exhibit 99.1

Yak Communications Receives NASDAQ Marketplace Rule 4310(c)14 Letter

MIAMI & TORONTO—(BUSINESS WIRE)—Feb. 25, 2005—Yak Communications Inc. (NASDAQ:YAKC - News), a provider of telecommunication services to residential and business customers, received a letter from The NASDAQ Stock Market on February 23, 2005 advising that it does not comply with Marketplace Rule 4310(c)(14), which requires the Company to provide NASDAQ with copies of all reports required to be filed with the Securities and Exchange Commission (SEC). As a result, NASDAQ will append the fifth character “E” to Yak’s trading symbol as of the opening of business on February 25, 2005.

As noted in Yak’s Notification of Late Filing on Form 12b-25 filed with the SEC on February 15, 2005, the Company has delayed the filing of its Form 10-Q for the fiscal quarter ended December 31, 2004 due to a continuing difference of opinion with its newly appointed auditors, Deloitte & Touche LLP, regarding the accounting treatment related to the complex accounting for the transaction of a software acquisition and certain other tax matters, in which Yak may have used an incorrect accounting treatment. These matters are in the active research and consultation stage, and the Company’s Audit Committee is attempting to resolve this matter as quickly as possible.

Yak intends to request an appeal hearing before a NASDAQ Listing Qualifications Panel to review the NASDAQ Staff’s determination in accordance with NASD Marketplace Rule 4800 Series. A hearing request will stay the delisting of the Company’s securities pending the Panel’s decision. The NASDAQ Hearings Department will determine the time and place of such a hearing.

About Yak Communications Inc.

Yak Communications Inc. (the “Company”) (NASDAQ:YAKC - News) is an Integrated Communications Provider (ICP) offering a full array of long distance (1+, toll free and dial-around), local lines, travel cards, cellular long distance, data services, and broadband voice (VoIP) to residential and small businesses in North America over high speed internet access. Yak currently serves approximately 860,000 customers for its traditional telecom services. For more information, visit http://www.yak.com

Forward Looking Statements:

Statements contained in this news release, which are not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements.

Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, the Company’s success in integrating the operations of its newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings there from, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures, which describe certain factors that affect our business.

Contact:

Yak Communications, Inc.

Larry Turel

Investor Relations

1-305-933-8322 ext 105

larry@yak.com

OR

The Anne McBride Company, Inc.

Kathy Price

Investor Relations

1-212-983-1702 ext 212

kprice@annemcbride.com